UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 22, 2012

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, the Board of Directors of Kaydon Corporation (the “Company”) amended the adjustment provision of the Kaydon Corporation 1999 Long Term Stock Incentive Plan (the “Plan”) to provide for mandatory adjustment of awards, including outstanding awards, subject to compliance with Section 409A under the Internal Revenue Code, upon the occurrence of any dividend or other distribution (whether in the form of cash (other than regular, quarterly cash dividends), shares, other securities or other property), changes in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up spin-off, combination, or exchange of shares or other securities of the Company or other extraordinary transaction or event which effects the shares.  Such adjustment will be made as appropriate to the number and type of shares subject to the award, or the grant, purchase or exercise price of outstanding awards.  Previously such adjustments we permitted but were not required under the Plan.  The form of award agreement for stock options used under the Plan has also been updated to reflect the change in this provision.  This form will be used for all subsequent grants, including for grants made on February 22, 2012.

A copy of the amendment to the Plan and the updated form of award agreement is filed with this report as an exhibit and incorporated by reference herein.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of each such document.

On February 22, 2012, the Compensation Committee of the Company made grants of performance based restricted stock awards under the Plan.

The performance based restricted stock awards provide for vesting of restricted stock upon achievement of an earnings performance goal, over a three year performance period.  On the grant date, recipients will be granted a number of restricted shares pursuant to the award agreement equal to the target award that will vest upon 100% achievement of the performance goal.  Partial vesting of a minimum of 50% of the target shares will vest in the case of achievement of 50% of the performance goal, at 150% achievement of the performance goal a maximum award equal to 200% of the target award will vest, and at achievement of less than 50% of the performance goal all award shares will be forfeited.  Vesting will accelerate as to a portion of the restricted shares under certain circumstances upon the death, disability or retirement at or after age 65 of the holder, as outlined in the form of award agreement.  Awards will otherwise be forfeited if vesting does not occur or the employee leaves the Company.  Awards will be fully vested upon a change of control as required by the Plan.

Executive officers of the Company received the following performance based awards:

Officers	Number of Performance Based Restricted Shares (Target Award)

James O. Leary, Chief Executive Officer	18,000

Anthony T. Behrman, Vice President – Human Resources	2,000

Debra K. Crane, Vice President, General Counsel and Secretary	3,000

Laura M. Kowalchik, Vice President, Controller and Chief Accounting Officer	2,000

The form of Performance Award Agreement is filed with this report as an exhibit and incorporated by reference herein.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment No. 1 to Kaydon Corporation 1999 Long Term Stock Incentive Plan

10.2	Form of Kaydon Corporation 1999 Long Term Stock Incentive Plan Non-Qualified Stock Option Agreement

10.3	Form of Kaydon Corporation 1999 Long Term Stock Incentive Plan Performance Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated February 28, 2012	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President and General Counsel

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